EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in its Registration Statements on Forms S-8 (Nos. 333-147149, 333-168800, 333-200375, and 333-202027) and Forms S-3 (Nos. 333-180290 and 333-202024) of Remark Media, Inc. of our report dated March 31, 2015 related to the consolidated financial statements as of December 31, 2014 and 2013, and for the years then ended, included in this Annual Report on Form 10-K.

/s/ Cherry Bekaert LLP

Atlanta, GA

March 31, 2015